Exhibit 99.3

MiMedx Announces Concurrent $150 Million Private Equity and Debt Financings

Equity Financing Led by EW Healthcare Partners and Debt Financing Provided by Hayfin Capital Management

EW Healthcare Partners Managing Director and Co-Founder Martin Sutter and Former

Medtronic Chairman and CEO William Hawkins to Join MiMedx Board of Directors

MARIETTA, Ga., July 2, 2020 — MiMedx Group, Inc. (OTC PINK: MDXG) (“MiMedx” or “the Company”), an industry leader in advanced wound care and an emerging therapeutic biologics company, today announced the closing of concurrent $150 million private equity and debt financings, consisting of an equity financing pursuant to a Securities Purchase Agreement with an entity controlled by EW Healthcare Partners and certain funds managed by Hayfin Capital Management LLP (“Hayfin”), and a debt financing pursuant to a Loan Agreement with Hayfin. As part of the transaction, EW Healthcare Partners has designated Martin P. Sutter and William A. Hawkins III to serve on the Company’s board as preferred directors.

Timothy R. Wright, MiMedx Chief Executive Officer, commented, “Obtaining this critical financing is a clear turning point for the Company. The additional resources provide us with the ability to strengthen areas critical to stabilizing the business, prioritize investments that enhance our Research & Development, Manufacturing, and Commercial organizations, and pursue the attractive growth opportunities afforded by the Company’s amniotic tissue products and know-how. Moreover, the affirmation of the strength of our new leadership team and future prospects from one of the nation’s top healthcare-specific investors is a meaningful endorsement of the Company’s progress and efforts to return to the patient-centered mission of innovation that helps people heal.”

M. Kathleen Behrens, Ph.D., Chair of the MiMedx Board of Directors, added, “This transaction marks the culmination of an extensive review of potential financing alternatives by the Board, in consultation with the Company’s advisors, which included a leading investment bank with in-depth, industry-specific expertise. A new leadership team, new board members, and now the opportunity to welcome these accomplished and well-regarded leaders to our Board of Directors, each demonstrate great progress toward transforming and positioning the Company for the future.”

Martin P. Sutter, Co-Founder and a Managing Director of EW Healthcare Partners, said: “EW Healthcare Partners is delighted to become a significant shareholder in MiMedx. We are very impressed with the entire senior management team and Board of Directors, and the tremendous work they are doing to transform the Company. We are aligned with the Company’s vision and look forward to assisting the team in regaining its leadership position in the attractive and growing advanced wound care space.”

William A. Hawkins III, Senior Advisor to EW Healthcare Partners, added, “The new management team and board members have made great progress in transforming the enterprise and positioning the Company for continued success. MiMedx has long been a leader in bringing forth innovative solutions for the advanced wound care market, and I look forward to partnering with Tim Wright and the entire management team to support the Company’s growth and strategic priorities to improve patient care.”

Equity Investment

Under the Securities Purchase Agreement, the Company is issuing shares of a newly created Series B Convertible Preferred Stock for an aggregate purchase price of $100,000,000 (the “Equity Investment”), with $90,000,000 being made by an entity controlled by EW Healthcare Partners and $10,000,000 being made by Hayfin. The Series B Convertible Preferred Stock, together with any accrued and unpaid dividends thereon, may be converted into Company common stock at any time at a conversion price of $3.85 per share of Company common stock. The Series B Convertible Preferred Stock carries a cumulative annual dividend of 4% for the first 12 months following the closing and 6% thereafter.

Debt Financing

Under the Loan Agreement, Hayfin is providing MiMedx with a five-year term loan facility (the “Term Loan Facility”) in the aggregate principal amount of $50 million, the full amount of which is being borrowed and funded, and a one-year, delayed draw term loan facility in the aggregate principal amount of $25 million, which is not currently being drawn or funded. The Facilities bear interest at a rate equal to LIBOR (subject to a floor of 1.5%) plus a margin of 6.75%. The margin will be eligible to decrease to 6.5% or 6.0% after December 31, 2020, based on future total net leverage levels.

The Loan Agreement does not include any equity or equity-linked component.

Use of Proceeds

The aggregate proceeds of the Equity Investment and the Term Loan Facility have been or will be used (i) to repay the outstanding principal, interest, and prepayment premium resulting from the early termination of the Company’s Term Loan Agreement with Blue Torch Finance LLC, (ii) for working capital and general corporate purposes, and (iii) to pay transaction fees, costs and expenses incurred in connection with the Equity Investment, the Term Loan Facility and the related transactions.

Background of the Transactions

As will be more fully described within Item 7 of the Company’s 2019 Annual Report on Form 10-K, during the last two years the Company has experienced a decline in sales and significant non-business expenses, and expects to continue to incur such expenses over the near term and mid-term. In addition, as previously disclosed, the Company required additional capital to implement its strategic plan, including for enhancements to its manufacturing plant to meet current Good Manufacturing Practice (cGMP) requirements, for clinical trials to support Investigational New Drug (IND) and Biologics License Applications (BLAs), to mitigate other risks, and to address ongoing spend for legal matters (including under contractual indemnification requirements for former officers).

The Company held discussions with more than 20 potential financing sources, and after thoroughly evaluating multiple proposals received and carefully considering various financing alternatives, the Board unanimously approved the Equity Investment and the Term Loan Facility.

Additional Information

Further details regarding the Securities Purchase Agreement, the Loan Agreement and the termination of the Blue Torch Term Loan Agreement will be contained in MiMedx’s Annual Report on Form 10-K for the year ended December 31, 2019 or a Current Report on Form 8-K that the Company will be filing with the Securities and Exchange Commission (the “SEC”). This filing will be available on the SEC’s website at www.sec.gov and in the Investors section of the Company’s corporate website at www.mimedx.com.

J.P. Morgan is acting as sole placement agent and Sidley Austin LLP is serving as legal counsel to the Company.

About EW Healthcare Partners

With close to $4 billion raised since inception, EW Healthcare Partners is one of the largest and oldest private healthcare investment firms and seeks to make growth equity investments in fast growing commercial-stage healthcare companies in the pharmaceutical, medical device, diagnostics, and technology-enabled services sectors in the United States and in Europe. Since its founding in 1985, EW Healthcare Partners has maintained its singular commitment to the healthcare industry and has been a long-term investor in over 150 healthcare companies, ranging across sectors, stages and geographies. The team is comprised of over 20 senior investment professionals with offices in Palo Alto, Houston, New York, and London. For more information, visit www.ewhealthcare.com.

About William A. Hawkins, III

Mr. Hawkins is the retired Chairman and Chief Executive Officer of Medtronic, Inc. and has had a long and distinguished career in the medical devices industry. Mr. Hawkins is a Senior Advisor to EW Healthcare Partners and currently serves on several public, private and non-profit boards. He is a director of Biogen, Inc. (NASDAQ: BIIB); Avanos Medical, Inc. (NYSE: AVNS); Virtue Labs; Baebies, Inc.; AskBio; Immucor, Inc. Cereius, Inc.; and Cirtec Medical. He is also Chairman of the Board of Bioventus, LLC and 4Tech, a cardiology startup in Ireland. Mr. Hawkins is the former Chairman and Co-Founder of the Medical Device Innovation Consortium and a past-president of the American Institute of Medical and Biological Engineering (“AIMBE”). He was recently elected to the National Academy of Engineering and is an AIMBE Fellow. Mr. Hawkins was elected to the Duke University Board of Trustees in 2011 and currently serves as Vice Chairman of the Board. Mr. Hawkins is also Chair of the Board of the Duke University Health System. He is a member of the NC Biotech board and serves on the Board of the Focused Ultrasound Foundation Society. Mr. Hawkins has a dual B.S.E.E. degree in Electrical and Biomedical Engineering from Duke University and an MBA from the Darden School of Business, University of Virginia.

About Martin P. Sutter

Martin P. Sutter is the Co-Founder and a Managing Director of EW Healthcare Partners, previously known as Essex Woodlands Health Ventures. Mr. Sutter has been directly involved with more than 30 EW Healthcare Partners’ portfolio company investments and has served on numerous past Boards of Directors of public and private companies, including ATS Medical, which was acquired by Medtronic, Inc., BioForm Medical, which was acquired by Merz GmbH & Co KGaA, LifeCell, which was acquired by Kinetic Concepts, Inc., St. Francis Medical, which was acquired by Kyphon, Inc./Medtronic, Inc., Confluent Surgical, which was acquired by Tyco International/Covidien and Rinat Neurosciences, which was acquired by Pfizer, Inc. Mr. Sutter currently serves on the Boards of Directors of Abiomed, Inc. (NASDAQ: ABMD), Bioventus LLC, and Prolacta Bioscience. Mr. Sutter is a former Trustee of The Culinary Institute of America. Mr. Sutter holds a Bachelor of Science degree from Louisiana State University and a Master of Business Administration degree from the University of Houston.

About Hayfin Capital Management LLC

Hayfin Capital Management (“Hayfin”) is a leading European alternative asset management firm with approximately €15 billion of assets under management. Since it was founded in 2009, Hayfin has invested c.€20 billion of capital across more than 340 portfolio companies. Hayfin focuses on delivering best-in-class risk-adjusted returns for its investors across five strategies: Direct Lending, Special Opportunities, High-Yield Credit, Structured Products and Private Equity Funds. Hayfin has a diverse international team of over 135 experienced industry professionals with offices globally, including headquarters in London and offices in Frankfurt, Luxembourg, Madrid, Milan, New York, Paris, and Tel Aviv. Hayfin is authorized and regulated by the Financial Conduct Authority. Further information can be found at www.hayfin.com.

About MiMedx

MiMedx® is an industry leader in advanced wound care and an emerging therapeutic biologics company developing and distributing human placental tissue allografts with patent-protected processes for multiple sectors of healthcare. The Company processes the human placental tissue utilizing its proprietary PURION® process methodology, among other processes, to produce allografts by employing aseptic processing techniques in addition to terminal sterilization. MiMedx has supplied over 1.9 million allografts to date. For additional information, please visit www.mimedx.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements relating to events or results that may occur in the future are forward-looking statements, including, without limitation, statements regarding anticipated future expenses and use of proceeds from the Equity Investment and the Term Loan Facility. Forward-looking statements generally can be identified by words such as “expect,” “will,” “intend,” “seek,” “target,” “future,” “plan,” “continue,” “potential,” “possible,” “could,” “would,” “may,” “anticipate,” “to be” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to differ materially from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Factors that may cause such a difference include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this release is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this release in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions and not to place undue reliance on forward-looking statements, which apply only as of the date of this release.

Contact:

Hilary Dixon

Investor Relations & Corporate Communications

770.651.9066

investorrelations@mimedx.com